SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 3, 2007
COLOR KINETICS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50798	04-3391805

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Milk Street, Suite 1100, Boston, Massachusetts 02108
(Address of principal executive offices) (Zip Code)
(617) 423-9999
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to the 2005 Senior Management Bonus Plans
     On January 3, 2007, the Compensation Committee of the Board of Directors of Color Kinetics Incorporated (the “Company”) approved and adopted amendments to the Company’s 2005 Senior Management Bonus Plans affecting the Executive Officers (the “Bonus Plans”) for 2007.
     The following is a summary of the material features of the Bonus Plans, as amended:
Chief Executive Officer Plan
     William Sims, our President and Chief Executive Officer (the “CEO”), is assigned a Bonus Target equal to 79% of the CEO’s base salary. The CEO’s bonus is based on the following performance measures: (i) the Company’s attaining its adjusted operating income goal for 2007 as set forth in the Company’s 2007 Operating Plan (the “AOI Goal”); and (ii) the Company’s attaining its top line revenue goal for 2007 as set forth in the Company’s 2007 Operating Plan (the “Revenue Goal”). The CEO receives 40% of his Bonus Target based upon the Company’s achievement of the AOI Goal and 60% of his Bonus Target based upon the Company’s achievement of the Revenue Goal.
     Achievement of at least 90% of the AOI Goal is required for payment of the portion of the CEO’s bonus that is based on attainment by the Company of the AOI Goal. The percent of payment is based on a straight line linear scale and is equivalent to the percent of the AOI Goal achieved up to 110%.
     Achievement of at least 85% of the Revenue Goal is required for payment of the portion of the CEO’s bonus that is based on attainment by the Company of the Revenue Goal. The percent of payment is based on a straight line linear scale and is equivalent to the percent of the Revenue Goal achieved with no maximum.
Other Executive Officer Plan
     Each of the other Executive Officers (“Other Executive Officers”), including Ihor Lys, our Chief Scientist (the “CS”), David Johnson, our Senior Vice President and Chief Financial Officer (the “CFO”), Jeff Cassis, our Senior Vice President and Chief Operating Officer (“COO”), and Fritz Morgan, our Chief Technology Officer (“CTO”), is assigned a Bonus Target equal to a specified percentage of such Other Executive Officer’s base salary. Each of the CS’s and the CFO’s Bonus Target is equal to 50% of his base salary. The COO’s Bonus Target is equal to 27% of his base salary. The CTO’s Bonus Target is equal to 45% of his base salary. Under the Other Executive Officer Plan, each Other Executive Officer’s bonus is based on the following performance measures: (i) the Company’s attaining its AOI Goal; (ii) the Company’s attaining its Revenue Goal; and (iii) each individual Other Executive Officer’s overall performance based on the attainment of certain goals and objectives set by each individual’s manager (the “MBO Goal”). The CFO receives 40% of his Bonus Target based upon the

Company’s achievement of the AOI Goal, 50% of his Bonus Target based upon the Company’s achievement of the Revenue Goal and 10% of his Bonus Target based upon his individual achievement of his MBO Goal. The CS, COO and CTO each receive 40% of his Bonus Target based upon the Company’s achievement of the AOI Goal, 40% of his Bonus Target based upon the Company’s achievement of the Revenue Goal and 20% of his Bonus Target based upon the individual’s achievement of his MBO Goal.
     Achievement of at least 90% of the AOI Goal is required for payment of the portion of the Other Executive Officers’ bonuses that is based on attainment by the Company of the AOI Goal. The percent of payment is based on a straight line linear scale and is equivalent to the percent of the AOI Goal achieved up to 110%.
     Achievement of at least 85% of the Revenue Goal is required for payment of the portion of the Other Executive Officers’ bonuses that is based on attainment by the Company of the Revenue Goal. The percent of payment is based on a straight line linear scale and is equivalent to the percent of the Revenue Goal achieved with no maximum.
     Achievement of at least 80% of his MBO Goal is required for payment of the portion of any individual Other Executive Officers’ bonus that is based on attainment by the individual of his or her MBO Goal. The percent of payment is based on a straight line linear scale and is equivalent to the percent of his MBO Goal achieved up to 120%.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLOR KINETICS INCORPORATED
By:	/s/ David K. Johnson
David K. Johnson
Chief Financial Officer

Date: January 9, 2007

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